                                                                EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4/A filed on or about November 27, 1998 of our report, dated January 29, 1998, relating to the consolidated financial statements of PNB Financial Group and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ McGLADREY & PULLEN, LLP


Anaheim, California
November 27, 1998